EXHIBIT B TO
ASSET PURCHASE AGREEMENT

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”), is made as of the 3rd day of October, 2006, among CRC ACQUISITION CO. LLC, a Delaware Limited Liability Company (“Seller”); SIG Acquisition Corp., a Delaware corporation (“Purchaser”) and THE BANK OF NEW YORK (the “Escrow Agent”, which term shall include any successor escrow agent appointed in accordance with Section 3.6(c) hereof).

The parties hereto are entering into this Agreement pursuant to that certain Asset Purchase Agreement, dated as of September 22, 2006 (as amended, supplemented or otherwise modified from time to time), among the Seller, NET PERCEPTIONS, INC., a Delaware corporation (the “Purchaser Parent”) and the Purchaser. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Asset Purchase Agreement.

The parties to the Asset Purchase Agreement have agreed to enter into this Agreement pursuant to Section 2.3(b) of the Asset Purchase Agreement for the purpose of providing security for indemnification claims of the Purchaser Indemnified Parties pursuant to Section 13.3 of the Asset Purchase Agreement.

ARTICLE I

APPOINTMENT OF ESCROW AGENT

1.1 Appointment of Escrow Agent; Establishment of Escrow Arrangement. Seller and the Purchaser hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the escrow agent under and pursuant to this Agreement. Simultaneously with the execution of this Agreement, the Purchaser has deposited with the Escrow Agent $2,000,000 in cash (together with any income earned thereon and subject to the deductions provided for in this Agreement, the “Escrow Fund”) by wire transfer to the following deposit account: a/c # 103569. The Escrow Agent hereby acknowledges receipt of the Escrow Fund. The Escrow Agent agrees to hold the Escrow Fund in escrow subject to the terms and conditions of this Agreement.

1.2 Transferability. The interests of the Seller and the Purchaser in the Escrow Fund shall not be assignable or transferable by any party hereto other than by operation of law or pursuant to the terms of this Agreement. Notice of any such assignment or transfer shall be delivered in writing by such transferring party to each other party hereto and no such assignment or transfer shall be valid until such notice is provided.

ARTICLE II

DISTRIBUTION OF ESCROW PROPERTY

2.1 Expiration Date; Termination of Agreement. The Escrow Fund shall be held by the Escrow Agent on the terms and subject to the conditions set forth herein, subject to Section 2.7 hereof, through April 30, 2008 (the “Expiration Date”). Unless the Seller and the Purchaser give the Escrow Agent joint written instructions otherwise, this Agreement shall terminate on the date when all of the Escrow Fund has been distributed by the Escrow Agent in accordance with the terms of this Agreement; provided, however, that the provisions of Section 3.6 hereof shall survive such termination.

2.2  Delivery of Escrow Property.  (a) The Escrow Agent shall deliver the Escrow Fund only in accordance with (i) a written agreement signed by each of the Seller and the Purchaser or (ii) the provisions of this Article II.

2.3  Purchaser Indemnity Claims. The Purchaser shall give written notice (an “Indemnity Notice”), which notice shall state that it is given pursuant to this Section 2.3, of each claim against the cash in the Escrow Fund (each, a “Purchaser Indemnity Claim”) to the Seller and the Escrow Agent setting forth (a) the Purchaser’s belief of the basis therefor, (b) a description of the matter that is subject to indemnification in reasonable detail in light of the circumstances then known to the Purchaser and (c) either (i) the amount of the Purchaser Indemnity Claim, if determined, or (ii) the Purchaser’s estimate of the reasonably foreseeable amount of the Purchaser Indemnity Claim. The Purchaser shall, upon the Seller’s request, make available to the Seller all relevant information concerning such Purchaser Indemnity Claim as the Seller shall reasonably request and that is in or comes into the possession of the Purchaser.

2.4  Purchaser Indemnity Claims Not Disputed by the Seller. If, within thirty days after receipt of the Indemnity Notice (calculated in accordance with Section 4.1 hereof), the Escrow Agent and the Purchaser have not received written notice from the Seller that the Seller disputes the Purchaser Indemnity Claim described in such Indemnity Notice or the amount the Purchaser seeks payment on account of such Purchaser Indemnity Claim (the “Seller Dispute Notice”), the Purchaser shall be entitled to make demand (an “Undisputed Indemnity Notice Demand”) that the Escrow Agent either retain for future delivery to the Purchaser as and when the amount of such Purchaser Indemnity Claim is determined, if the amount of such Purchaser Indemnity Claim is not then determined, or deliver to the Purchaser, if the amount of such Purchaser Indemnity Claim has then been determined, an aggregate amount of cash from the Escrow Fund equal to the amount of the Purchaser Indemnity Claim set forth in such Indemnity Notice.

2.5 Purchaser Indemnity Claims Disputed by the Seller as a Whole. In the event that the Seller disputes an entire Purchaser Indemnity Claim, the Seller shall, within thirty days after receipt of the applicable Indemnity Notice, provide to the Escrow Agent and the Purchaser a Seller Dispute Notice setting forth the basis therefore in reasonable detail in light of the circumstances then known to the Seller and the Escrow Agent shall not distribute any portion of the Escrow Fund in respect of such Purchaser Indemnity Claim until the Escrow Agent receives (i) a written agreement signed by the Purchaser and the Seller stating the aggregate amount of such Purchaser Indemnity Claim (an “Indemnity Claim Agreement”) or (ii) a copy of an arbitrator’s award or court order or judgment stating the aggregate amount to which the Purchaser is entitled in connection with such Purchaser Indemnity Claim, provided that such award, order or judgment is final and binding with respect to the Purchaser and the Seller and from which no appeal may be taken or for which the time to appeal has expired (a “Final Judgment”); provided, that the Escrow Agent shall have given written notice of the proposed distribution of the amount of cash from the Escrow Fund, together with copies, of all such documents and orders to the Purchaser and the Seller at least five (5) Business Days prior to the date of such distribution by the Escrow Agent. The Seller shall, upon the Purchaser’s request, make available to the Purchaser all relevant information concerning the Seller Dispute Notice relating to a Purchaser Indemnity Claim as the Purchaser shall reasonably request and that is in or comes into the possession of the Seller.

2.6 Purchaser Indemnity Claims Disputed by the Seller in Part. In the event that the Seller disputes part of, but not all of, a Purchaser Indemnity Claim, the Seller shall, within thirty days after receipt of the Purchaser Indemnity Notice, deliver to the Escrow Agent and the Purchaser a Seller Dispute Notice setting forth the basis for the disputed portion of such Purchaser Indemnity Claim in reasonable detail in light of the circumstances then known to the Seller and the Escrow Agent shall, if the amount of such Purchaser Indemnity Claim is undetermined, retain for future delivery to the Purchaser, or, if the amount of such Purchaser Indemnity Claim is determined, deliver to the Purchaser an amount of cash in the Escrow Fund in an aggregate amount equal to the amount of the Purchaser Indemnity Claim set forth in such Indemnity Notice that is attributable to the portion of such Purchaser Indemnity Claim that is not disputed by the Seller. The Escrow Agent shall not deliver any of the cash in the Escrow Fund to the Purchaser relating to the disputed portion of such Purchaser Indemnity Claim, except in accordance with the procedures set forth in Section 2.6.

2.7 Retention of Escrow Property After Expiration Date. After the Expiration Date, the Escrow Agent shall continue to hold an amount of cash in the Escrow Fund having an aggregate value equal to the entire amount of any unresolved Purchaser Indemnity Claim that is the subject of an Indemnity Notice received by the Escrow Agent prior to the Expiration Date (the “Retained Escrow Portion”) until such time as the Escrow Agent receives for such unresolved Indemnity Claim (a) an Indemnity Claim Agreement or (b) a Final Judgment, in each case evidencing the ultimate resolution of any of the underlying claims referred to in such Indemnity Notice.

2.8 Final Distribution of the Escrow Property. No later than ten (10) Business Days after the Expiration Date, the cash in the Escrow Fund held by the Escrow Agent after taking into account the withholdings required pursuant to the provisions of Sections 2.3 through 2.8 hereof and the Retained Escrow Portion pursuant to Section 2.6 hereof, shall be released from the provisions of this Escrow Agreement and delivered promptly by the Escrow Agent to the Seller.

2.9  Limitations on Escrow Funds. Unless otherwise agreed to pursuant to Section 2.2(a) hereof, in no event shall the aggregate value of Escrow Property delivered to the Purchaser pursuant to Section 2.3 hereof or on account of all Purchaser Indemnity Claims have an aggregate value that exceeds the sum of (i) the sum of (A) $2,000,000 plus (B) the amount of any income generated from the cash in the Escrow Fund and any income on any of the foregoing, less (b) the fees and expenses of the Escrow Agent collected pursuant to Section 3.5 hereof.

ARTICLE III

ESCROW AGENT

3.1 Disputes with Respect to the Escrow Property. If (a) any dispute should arise with respect to the payment and/or ownership or right of possession of the Escrow Fund (other than any disputes of the kinds set forth in Section 2.5 or 2.6 hereof) or (b) the Escrow Agent, in its reasonable judgment, receives conflicting instructions with respect to any distribution of the Escrow Fund, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any portion of the Escrow Fund until such dispute is settled either by agreement of the parties concerned by delivery of written directions signed by the Purchaser and the Seller to the Escrow Agent or by a Final Judgment. The Escrow Agent is under no duty whatsoever to institute or defend any proceedings seeking a Final Judgment. Notwithstanding the foregoing, if such dispute relates to the amount of the Closing Working Capital, then the Purchaser and the Seller shall use all reasonable efforts to settle such dispute in accordance with Section 2.4 of the Asset Purchase Agreement.

3.2 Certain Additional Provisions Regarding the Escrow Property.

(a) Investments.  The Escrow Agent shall invest the Escrow Fund in any combination of the following investments as may from time to time be specified by the Seller:

(i) marketable obligations of, or fully and directly guaranteed by, the United States, which obligations have a maturity of not more than 90 days;

(ii) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (i) entered into with any bank organized under the laws of the United States or any State thereof, the commercial paper of which bank is rated A-2 or better by Standard & Poors Ratings Group or Prime-2 or better by Moody’s Investors Service, Inc.;

(iii) money market funds registered under the Investment Company Act of 1940, as amended from time to time (the “1940 Act”), the portfolios of which are limited to Government Securities (as defined in the 1940 Act); or

(iv) such other investments as the Seller and Purchaser shall jointly authorize the Escrow Agent to make from time to time.

In the absence of direction from the Seller, the Escrow Fund shall be invested by the Escrow Agent in the Fidelity Institutional Prime MM Fund pursuant to clause (iii) above.

(b) Income. Income on the Escrow Fund will be added to the Escrow Fund and be payable to the Purchaser and/or the Seller pursuant to the terms of Section 2 hereof.

(c) Rights to Escrow Property. Subject to the terms hereof, the Escrow Fund shall be for the exclusive benefit of the Seller and the Purchaser and their respective successors and assigns, and no other Person shall have any right, title or interest therein.

(d) Authority. Without limiting the generality of the foregoing, the Escrow Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Seller representing any interest payment, principal payment or any part thereof and to give full discharge for the same.

3.3 Payments by the Escrow Agent. Any portion of the Escrow Fund to be paid to the Purchaser or the Seller in cash pursuant to any provision of this Agreement will be paid by bank check or wire transfer of immediately available funds. In the event funds transfer instructions are given, whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule II hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided in writing by the Purchaser or the Seller to identify (a) the beneficiary, (b) the beneficiary's bank or (c) an intermediary bank.

3.4 Tax Reporting and Withholding. The parties hereto shall, for federal income tax purposes and, to the extent permitted by applicable law, state and local tax purposes, report consistent with the Seller as the owner of the Escrow Fund and as the taxpayer with respect to any income earned thereon and the Seller shall furnish any required tax forms consistent with the foregoing. The Seller shall pay all applicable income, withholding and any other taxes imposed on or measured by income which is attributable to income from the Escrow Fund and shall file all tax and information returns applicable thereto. The Escrow Fund will be subject to applicable U.S. withholding tax and any distribution thereof will be made net of such withholding, which withholding shall be determined on the basis of the information provided by the Seller as required herein. All interest or other income earned under this Agreement shall be reported by the Escrow Agent to the Internal Revenue Service or any other taxing authority. The Escrow Agent shall report and withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. The Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as required by any applicable law or regulation. In addition, the Escrow Agent shall withhold any taxes it deems reasonably appropriate and shall remit such taxes to the appropriate authorities.

3.5 Fees and Expenses. The fees of the Escrow Agent as specified in the Schedule of Fees set forth on Schedule I and the other charges (including counsel fees in a reasonable amount), reasonably incurred by the Escrow Agent in the performance of its duties hereunder in connection with a dispute between the Purchaser and Seller, shall be payable by the Purchaser and the Seller, which obligation shall be joint and several and be paid on a fifty-fifty basis. Such fees and charges shall be payable to the Escrow Agent upon receipt of notice thereof from the Escrow Agent to the Purchaser and the Seller. As security for the due and punctual performance of the Purchaser and the Seller’s obligations to the Escrow Agent under this Agreement, the Purchaser and the Seller hereby grant a security interest in and a lien on the Escrow Fund in favor of the Escrow Agent.

3.6. Additional Terms and Conditions. The acceptance by the Escrow Agent of its duties as such under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree will govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

(a) Protection of the Escrow Agent. The Escrow Agent will be free from liability to the parties hereto in acting in accordance with any written instructions or certificates given to it hereunder and reasonably believed by it to be signed by the proper parties. The Escrow Agent shall have no liability under and no duty to inquire as to provisions of any agreement other than this Agreement.

(b) Duties; Liability. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no additional duties or obligations shall be implied hereunder. The duties of the Escrow Agent are purely ministerial in nature and the Escrow Agent will not be liable for any act done or step taken or omitted by it in good faith, except with respect to its own willful misconduct or gross negligence. The Escrow Agent shall not be bound in any way by any agreement or contract between the Purchaser and the Seller (other than this Agreement), whether or not the Escrow Agent has knowledge of any such agreement or contract. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it at the reasonable expense of the Purchaser and the Seller, which obligation shall be joint and several and be paid on a fifty-fifty basis. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons reasonably retained by the Escrow Agent. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto that, in its opinion, conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c) Resignation and Removal. The Escrow Agent may resign and be discharged from its duties under this Agreement at any time by giving at least thirty (30) days' prior written notice of such resignation to the Purchaser and the Seller and specifying a date upon which such resignation shall take effect. Upon receipt of such notice, a successor escrow agent shall jointly be appointed by the Purchaser and the Seller, such successor escrow agent to become the Escrow Agent hereunder on the resignation date specified in such notice. If no successor Escrow Agent is appointed prior to the date specified, the Escrow Agent shall have the right to deposit the Escrow Property with a court of competent jurisdiction and the Escrow Agent shall have no further obligation with respect thereto. The Purchaser and the Seller, acting jointly, may at any time substitute a new escrow agent by giving ten (10) days’ notice thereof to the Escrow Agent then acting and paying all fees and expenses of such Escrow Agent. Any Person into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any Person to which all or substantially all the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Agreement without further act.

(d) Indemnity. The Purchaser and the Seller shall, jointly and severally, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (collectively, the “Indemnitees” and each, individually, an “Indemnitee”) from all loss, liability or expense (“Losses”) arising out of or in connection with (i) the Escrow Agent's execution and performance of this Agreement, except in the case of any Indemnitee to the extent that such Losses are due to the gross negligence or willful misconduct of such Indemnitee, or (ii) the Escrow Agent’s instructions or other directions from the Purchaser or the Seller, except to the extent that the Escrow Agent’s following any such instruction or direction is expressly forbidden by the terms of this Agreement.

(e) Force Majeure. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control.

ARTICLE IV

MISCELLANEOUS

4.1 Notices. All notices and other communications hereunder will be in writing and will be deemed received (a) the date delivered if delivered personally, (b) three (3) Business Days after being mailed by registered or certified mail (return receipt requested), (c) one (1) Business Day after being delivered to any reputable nationwide overnight courier service and (d) upon confirmation of delivery, if delivered by facsimile, at the following addresses (or at such other address for a party as will be specified by like notice):

(i)	If to the Purchaser, to:

Net Perceptions, Inc.
One Landmark Square
22nd Floor
Stamford, Connecticut 06901
Attn: Nigel P. Ekern
Fax: 203-428-2022

with a required copy to:

Kane Kessler, P.C.
1350 Avenue of the Americas
26th Floor
New York, NY 10019
Attn: Robert L. Lawrence
Fax:  (212) 245-3009

(ii)	If to the Seller:

CRC Acquisition Co. LLC
c/o Riparian Partners, Ltd.
2400 Financial Plaza
Providence, Rhode Island 02903
Attn: Brendan VanDeVenter
Fax: 617-897-0961

with a required copy to:

Greenberg Traurig, LLP
One International Place
Boston, MA 02110
Attn: James P. Redding

(iii)	If to the Escrow Agent, to:

The Bank of New York
Escrow Unit
101 Barclay St., 8W
New York, NY 10286
Attn: Ilona A. Kandarova
Fax: 212-815-5875/5877

4.2 Governing Law, Venue and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER AND IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CHOICE OF LAW RULES THAT MAY DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

EACH PARTY TO THIS AGREEMENT, BY ITS EXECUTION HEREOF, (I) HEREBY IRREVOCABLY SUBMITS, TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE (OR IF JURISDICTION THERETO IS NOT PERMITTED BY LAW, THE STATE COURTS OF THE STATE OF DELAWARE LOCATED IN NEW CASTLE COUNTY FOR THE PURPOSE OF ANY ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR RELATING TO THE SUBJECT MATTER HEREOF, (II) HEREBY WAIVES, AND AGREES TO CAUSE EACH OF ITS SUBSIDIARIES TO WAIVE, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, AND AGREES NOT TO ALLOW ANY OF ITS SUBSIDIARIES TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT AND (III) HEREBY AGREES NOT TO COMMENCE OR TO PERMIT ANY OF ITS SUBSIDIARIES TO COMMENCE ANY ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR RELATING TO THE SUBJECT MATTER HEREOF OTHER THAN BEFORE ONE OF THE ABOVE-NAMED COURTS NOR TO MAKE ANY MOTION OR TAKE ANY OTHER ACTION SEEKING OR INTENDING TO CAUSE THE TRANSFER OR REMOVAL OF ANY SUCH ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION TO ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURTS WHETHER ON THE GROUNDS OF INCONVENIENT FORUM OR OTHERWISE. EACH PARTY HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY DELAWARE LAW, AND AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED PURSUANT TO SECTION 4.1 IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE PROVIDED THAT THE PARTY DELIVERING SUCH NOTICE RECEIVES A SIGNED RETURN RECEIPT IN RESPECT THEREOF.

EACH OF THE PARTIES HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH OF THE PARTIES AGREE AND ACKNOWLEDGE THAT IT HAS BEEN INFORMED THAT THIS SECTION 4.2 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HERETO ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.2 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

4.3 Waivers and Amendments. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature. No amendment to this Agreement will be effective unless it is in writing and signed by each of the parties hereto. No waiver of any term or condition hereunder will be effective unless it is in writing and signed by the party against whom such waiver is to be enforced.

4.4 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such validity, illegality or unenforceability will not affect any other provision hereof.

4.5 Interpretation. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

4.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

4.7 Successors and Assigns; No Third-Party Beneficiaries. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign this Agreement, in whole or in part, to any other Person without the prior written consent of the other parties hereto. Nothing in this Agreement confers upon any Person that is not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

CRC ACQUISITION CO. LLC

By:
Name:
Title:

SIG ACQUISITION CORP.

By:
Name: Nigel P. Ekern
Title: Treasurer and Secretary

THE BANK OF NEW YORK

By:
Name: Ilona A. Kandarova
Title: Assistant Vice President

SCHEDULE I

Schedule of Fees

SCHEDULE II

Telephone Numbers for Call-Backs and
Persons Designated to Confirm Funds Transfer Instructions

If to CRC ACQUISITION CO. LLC:

Brendan P. VanDeventer or Thomas F. Golding

(401) 272-3020

If to SIG Acquisition Corp.:

Albert Weggeman, Nigel P. Ekern or Susan Luckfield

(203) 428-2000

Telephone call-backs shall be made to each of the Seller and the Purchaser if joint instructions are required pursuant to this Agreement.